EXHIBIT 31.1

CERTIFICATION PURSUANT TO RULES 13a-14(a)/15d-14(a) OF THE EXCHANGE ACT OF 1934

I, Kevin J. McNamara, certify that:

1.    I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Chemed Corporation (“registrant”);

2.    Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 1, 2025

/s/ Kevin J. McNamara
Kevin J. McNamara
(President and Chief Executive Officer)